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                                                                   EXHIBIT 99.1

                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the Class A Common Stock of PHC, INC. This Joint Filing Agreement shall be included as an exhibit to such filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement as of the 22nd day of August, 1997.


                                        INFINITY INVESTORS LIMITED


                                        By: /s/ James E. Martin
                                            -----------------------------------
                                            James E. Martin
                                            Director


                                        SEACREST CAPITAL LIMITED


                                        By: /s/ James E. Martin
                                            -----------------------------------
                                            James E. Martin
                                            President